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                                                                  Exhibit (d)(5)

                      PRUDENTIAL EUROPE GROWTH FUND, INC.

                              SUBADVISORY AGREEMENT
                             ---------------------

     Agreement made as of this 10th of April, 2001 between Prudential Investments Fund Management LLC, a New York limited liability company ("PIFM" or the "Manager"), and Gartmore Global Partners, a Delaware general partnership (the "Subadviser").

     WHEREAS, the Manager has entered into a Management Agreement, dated July 11, 1994 (the "Management Agreement"), with Prudential Europe Growth Fund, Inc. (the "Fund"), a Maryland corporation and a diversified, open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), pursuant to which PIFM acts as Manager of the Fund; and

     WHEREAS, the Subadviser is registered with the Securities and Exchange Commission (the "SEC") as an investment adviser under the Investment Advisers Act of 1940 Act, as amended ("Advisers Act"), and is regulated by the Investment Management Regulatory Organization Limited ("IMRO") of the United Kingdom in the conduct of its investment business and is a member of IMRO; and

     WHEREAS, the Management Agreement permits PIFM to delegate certain of its duties under the Management Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS, PIFM desires to retain the Subadviser to provide investment advisory services to the Fund and one or more of its series as specified herein, if any (individually and collectively, with the Fund, referred to herein as the "Fund") and to manage such portion of the Fund as the Manager shall from time to time direct, and the Subadviser is willing to render such investment advisory services;

     NOW, THEREFORE, the parties agree as follows:

     1. (a) Subject to the supervision of the Manager and the Board of Directors of the Fund, the Subadviser shall manage such portion of the assets of the Fund as the Manager shall direct (the "Subadviser Assets") and shall manage the Subadviser Assets, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Prospectus(es) (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:

               (i) The Subadviser shall manage such portion of the Fund's investments as the Manager shall direct and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

               The Manager agrees to provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with the Subadviser's activities under this Agreement, including, without limitation, and to the extent available to the Manager, information concerning the Fund, the funds available, or to become available, for investment and generally as to the conditions of the Fund's affairs. In particular, but without prejudice to the generality of the foregoing, the Manager shall authorize the Fund's custodian to provide such information to the Subadviser as it may reasonably require, and to act upon the Subadviser's instructions given in the proper performance by the Subadviser of this Agreement.

               (ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Articles of Incorporation, By-Laws and Prospectus of the Fund as amended from time to time (provided that the Subadviser shall not be liable for failing to act in conformity with any updates to such documents during any period when the Subadviser was not provided with such updates) and with the instructions and directions of the Manager and of the Board of Directors of the Fund communicated to the Subadviser by the Manager or by the Board of Directors of the Fund, and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required by the SEC. Notwithstanding the foregoing, the Manager shall remain responsible for ensuring the Fund's overall compliance with the 1940 Act and the Code and the Subadviser is only obligated to comply with this subsection (ii) with respect to the Subadviser Assets

               The Manager will also provide the Subadviser with reasonable advance notice of any change in the Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Subadviser Assets consistent with such changes. In addition to such notice, the Manager shall provide to the Subadviser a copy of a modified Prospectus reflecting such changes

              Subject to the investment objectives and limitations imposed upon the Subadviser under this Agreement and applicable law, the Subadviser shall be entitled to exercise complete discretion to buy, sell, retain, exchange or otherwise deal in the Subadviser Assets.

               (iii) The Subadviser is authorized, subject to the supervision of the Manager and the Board of Directors of the Fund, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the Subadviser Assets with or through, such persons, brokers (including, to the extent permitted by applicable law, any broker affiliated with the Subadviser or the Manager) or dealers ("brokers") as the Subadviser may elect and negotiate commissions to be paid on such transactions. The Subadviser, however, is not

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          required to obtain the consent of the Manager or the Board of
          Directors of the Fund prior to establishing any such brokerage account. The Subadviser shall place all orders for the purchase and sale of portfolio investments for the Fund's account with brokers selected by the Subadviser. In providing the Fund with investment management services, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party. It is also understood that it is desirable for the Fund that the Subadviser have access to supplemental investment and market research and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities and futures contracts for the Fund with such brokers, subject to review by the Fund's Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. Notwithstanding the foregoing, the Manager acknowledges that the Subadviser may also be subject to requirements by IMRO, and will comply with such requirements to the extent they are not inconsistent with applicable federal and state laws and regulations in the United States. At a minimum, the Subadviser must comply with the laws of the United States, but may also choose to comply with more stringent IMRO requirements if the Subadviser deems necessary.

               On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund.

               (iv) The Subadviser shall maintain all books and records with respect to the Fund's portfolio transactions required by subparagraphs
          (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Fund's Board of Directors such periodic and special reports as the Directors may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Directors or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities to such extent as agreed from time to time between the Manager and the Subadviser.

               (v) The Subadviser shall provide the Fund's Custodian on each business day with information relating to all transactions concerning the portion of the Fund's assets it manages, and shall provide the Manager with such information upon request of the Manager.

               (vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, Subadviser and Manager understand and agree that if the Manager manages the Fund in a "manager-of-managers" style, the Manager will, among other things, (i) continually evaluate the performance of the Subadviser to each of the Fund's separate series through quantitative and qualitative analysis and consultations with such Subadviser (ii) periodically make recommendations to the Fund's Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated and (iii) periodically report to the Fund's Board regarding the results of its evaluation and monitoring functions. Subadviser recognizes that its services may be terminated or modified pursuant to this process.

               (vii) The Subadviser shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek or take instructions from the Manager or the Fund or take any action with respect thereto. If both the Subadviser and another entity managing assets of the Fund have invested in the same security, the Subadviser and such other entity will each have the power to vote its pro rata share of the security.

          (b) The Subadviser shall keep the Fund's books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Manager all information relating to the Subadviser's services hereunder needed by the Manager to keep the other books and records of the Series required by Rule 31a-1 under the 1940 Act. The Subadviser agrees that all records that it maintains for the Series are the property of the Fund, however, nothing in this clause shall be interpreted to provide the Manager or the Fund with any property right in any software used by the Subadviser to maintain such records. The Subadviser will surrender promptly to the Fund any of such records upon the Fund's request, provided, however, that the Subadviser may retain a copy of such records both during the continuation of this Agreement and thereafter as may be required for the Subadviser to confirm to all applicable laws and regulations. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

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

          (c) The Subadviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act and other applicable state and federal regulations.

          (d) The Subadviser shall furnish to the Manager copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

          (e) Subject to the terms of this Agreement, the Subadviser is hereby appointed the Manager's and the Fund's agent and attorney-in-fact for the limited purposes of managing the Subadviser Assets, and executing account documentation, agreements, contracts and other documents as the Subadviser shall enter into with brokers, dealers, counterparties and other persons in connection with its management of the Subadviser Assets. Subject to the terms of paragraph 1(f) hereof, the Subadviser shall always act as agent of the Manager and the Fund, not as principal.

     2. The Manager shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement.

     3. For the services provided during the term of this Agreement and pursuant to this Agreement, the Subadviser will be entitled to the fee set out in the attached Schedule A. Such fee will be computed daily and payable no later than the fifteenth (15th) business day following the end of each calendar quarter, from the Manager or the Fund, calculated at an annual rate based on the Subadviser Assets' average daily net assets (as calculated by the custodian of the Fund), and subject to any minimum fee specified in Schedule A. The method of determining net assets of the Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the shares of that Fund as described in the Fund's Prospectus. If this Agreement shall be effective for only a portion of a quarter, the aforesaid fee shall be prorated for the portion of such quarter during which this Agreement is in effect.

     4. The Subadviser shall not be responsible for the Fund's or the Manager's expenses, which shall include, but not be limited to, organizational and offering expenses (which include out-of-pocket expenses, but not overhead or employee costs of the Subadviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund's custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund's portfolio securities; fees and expenses of non-interested Directors; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses

     5.   The Manager represents and warrants to the Subadviser as follows:

          (a) The Manager is registered as an investment adviser under the Advisers Act;

          (b) The Fund is registered as an investment company under the 1940 Act and the Fund's shares are registered under the Securities Act of 1933, as amended (the "Securities Act");

          (c) The Manager has filed a notice of exemption pursuant to Regulation
     4.14 under the Commodity Exchange Act ("CEA") with the Commodity Futures Trading Commission ("CFTC") and the National Futures Association ("NFA") or is exempt from doing so;

          (d) The Fund has filed a notice of exemption pursuant to Regulation
     4.5 under the CEA with the CFTC and the NFA;

          (e) The Manager is a limited liability company duly organized and validly existing under the laws of the State of New York with the power to own and possess its assets and carry on its business as it is now being conducted;

          (f) The Fund is a corporation duly organized and validly existing under the laws of the State of Maryland with the power to own and posses its assets and carry on its business as it is now being conducted;

          (g) The execution, delivery and performance by the Manager of this Agreement, the appointment of the Subadviser and the delegation to the Subadviser of the duties and powers delegated to it under this Agreement, are within the Manager's powers and have been duly authorized by all necessary action on the part of its shareholders or managing unitholder, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Manager for the execution, delivery and performance by the Manager of this Agreement, and the execution, delivery and performance by the Manager of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Manager's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Manager;

          (h) The Form ADV of the Manager previously provided to the Subadviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                                       6
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          (i) The Manager acknowledges that it received a copy of the
     Subadviser's Form ADV prior to the execution of this Agreement; and

          (j) The Manager and the Fund have duly entered into the Management Agreement pursuant to which the Fund authorized the Manager to enter into this Agreement.

          All representations and warranties made by the Manager shall survive for the duration of this Agreement and the Manager shall promptly notify the Subadviser in writing upon becoming aware that any of the foregoing representations and warranties is no longer true.

     6.   The Subadviser represents and warrants to the Manager as follows:

          (a) The Subadviser is registered as an investment adviser under the Advisers Act;

          (b) The Subadviser has filed a notice of exemption pursuant to Regulation 4.14 under the CEA with the CFTC and the NFA or is exempt from doing so;

          (c) The Subadviser is a general partnership duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

          (d) The execution, delivery and performance by the Subadviser of this Agreement is within the Subadviser's powers and has been duly authorized by all necessary action on the part of its partners, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or
     (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

          (e) The Form ADV of the Subadviser previously provided to the Manager is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

          (f) The Subadviser acknowledges that it received a copy of the Manager's Form ADV prior to the execution of this Agreement.

          All representations and warranties made by the Subadviser shall survive for the duration of this Agreement and the Subadviser shall promptly notify the Manager in

                                       7
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     writing upon becoming aware that any of the foregoing representations and warranties is no longer true.

     7. The Subadviser, each of its affiliates and all respective partners, officers, directors and employees ("Affiliates") and each person, if any, who within the meaning of the Securities Act controls the Subadviser ("Controlling Persons") shall not be liable for any error of judgment, mistake of law or for any loss suffered by the Fund or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement ("Disabling Conduct"). In the absence of Disabling Conduct, the Subadviser, any of its Affiliates and each of the Subadviser's Controlling Persons, if any, shall not be subject to any liability to the Fund or the Manager, for any act or omission in the case of, or connected with, rendering services hereunder or for any liability that may be sustained in the purchase, holding or sale of Subadviser Assets; provided, however, that nothing herein shall relieve the Subadviser from any of its obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA.

          Furthermore, the Subadviser shall not be subject to liability to the Fund or the Manager for any act or omission in the course of, or connected with, the Manager or any other investment advisers or subadvisers rendering services under the terms of any other prior investment advisory or subadvisory agreements.

     8. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement, provided that the Manager shall give the Subadviser reasonable written notice of the date on which the Management Agreement is to terminate or, if the Management Agreement is terminated without notice, will notify the Subadviser of the termination of the Management Agreement on the day on which it occurs. The Subadviser agrees that it will promptly notify the Manager of the occurrence or, so far as reasonably practicable, the anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act).

     9. Nothing in this Agreement shall limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

                                       8
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     10. Manager agrees to provide Subadviser with copies of the Fund's Articles of Incorporation, Bylaws, Code of Ethics, and most recent Prospectus and Statement of Additional Information on or before the date of this Agreement. Furthermore, during the term of this Agreement, the Manager also agrees to furnish the Subadviser at its principal office (or such other address as notified to the Manager by the Subadviser) all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

     11. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

           (a)  If to the Subadviser:

                Gartmore Global Partners
                c/o Villanova Capital
                1200 River Road
                Conshohocken, Pennsylvania 19428

                Attention:  Legal Department
                Facsimile:  (484) 530-1420

           b)   If to the Manager:

                Prudential Investments Fund Management LLC
                Gateway Center Three, 100 Mulberry Street, 4th Floor Newark, New Jersey 07102-4077
                Attention: Secretary
                Facsimile: (973) 367-6349

     12. This Agreement may be amended by mutual written consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

     13.   This Agreement shall be governed by the laws of the State of New
     York.

     14. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

                                       9
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     15. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

     16. The Subadviser may effect transactions under the Agreement with or through the agency of a person who provides services under a Soft Commission Agreement, as defined in the rules of IMRO, and will report such transactions to the Manager upon request. All such transactions must comply with applicable federal and state regulations in the United States and any mutually agreed upon policies and procedures. The Manager shall have no responsibility for the Subadviser's activities under the rules of IMRO.

     IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS FUND                         GARTMORE GLOBAL PARTNERS
MANAGEMENT LLC

BY: /s/ Robert F. Gunia                             BY: /s/ Stephen Watson
    -------------------                                 ------------------
    Robert F. Gunia                                     Stephen Watson
    Executive Vice President                            Chief Investment Officer

                                       10
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                                   SCHEDULE A
                      to the Subadvisory Agreement between
                 Prudential Investments Fund Management LLC and
                    Gartmore Global Partners with respect to
                       Prudential Europe Growth Fund, Inc.

          Average daily net assets managed       Advisory Fees (per annum)
                                                 -------------------------
          under this Agreement ($million)
          -------------------------------

          Up to 50                               0.60%
          -------------------------------------------------
          over 50 and up to 100                  0.50%
          -------------------------------------------------
          over 100 up to200                      0.40%
          -------------------------------------------------
          over 200                               0.30%
          -------------------------------------------------

          subject to a minimum fee of $250,000 per annum.
          -----------------------------------------------


          Dated as of April 10, 2001

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